                                                                    EXHIBIT 12.1

                        DAWSON PRODUCTION SERVICES, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                             SIX MONTHS ENDED
                                                  YEARS ENDED MARCH 31,                       SEPTEMBER 30,
                                    --------------------------------------------------   ------------------------
                                                                                1996                        1996
                                                                                 PRO                        PRO
                                    1992    1993     1994     1995     1996     FORMA     1995     1996    FORMA
                                    ----   ------   ------   ------   ------   -------   ------   ------   ------
Earnings:
  Income (loss) before income
     taxes......................... $495   $  893   $1,321   $1,742   $2,082   $(3,910)  $1,046   $3,529   $ (611)
Add back:
  Interest expense.................  352      301      282      789    1,848    11,810      953      296    5,905
  Amortization of debt issuance
     cost..........................   --       --       --       --       --       400       --       --      200
  Portion of rent expense
     representative of interest
     factor........................   36       41       48       58       84        84       39       62       62
                                    ----   ------   ------   ------   ------   -------   ------   ------   ------
Earnings as adjusted............... $883   $1,235   $1,651   $2,589   $4,014   $ 8,384   $2,038   $3,887   $5,556
                                    ====   ======   ======   ======   ======   =======   ======   ======   ======
Fixed charges:
  Interest expense................. $352   $  301   $  282   $  789   $1,848   $11,810   $  953   $  296   $5,905
  Amortization of debt issuance
     cost..........................   --       --       --       --       --       400       --       --      200
  Portion of rent expense
     representative of interest
     factor........................   36       41       48       58       84        84       39       62       62
                                    ----   ------   ------   ------   ------   -------   ------   ------   ------
                                    $388   $  342   $  330   $  847   $1,932   $12,294   $  992   $  358   $6,167
                                    ====   ======   ======   ======   ======   =======   ======   ======   ======
Ratio of earnings to fixed
  charges..........................  2.3x     3.6x     5.0x     3.1x     2.1x      0.7x     2.1x    10.9x     0.9x
                                    ====   ======   ======   ======   ======   =======   ======   ======   ======
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